 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Body and Mind Inc.

Vancouver, BC

We hereby consent to the incorporation by reference in the Registration Statement of Body and Mind Inc. on Form S-8 (No. 333-237700) of our report dated January 17, 2023, with respect to our audit of the consolidated financial statements of Body and Mind Inc. as of July 31, 2022 and for the year then ended, which appears in this Annual Report on Form 10-K.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

January 17, 2023